Exhibit 99.1

HFF named to market for sale
11-property multi-housing portfolio in core U.S. markets

CHICAGO, IL - Holliday Fenoglio Fowler, L.P. (HFF) announced today that it has been named to market for sale an 11-property, 3,039-unit multi-housing portfolio located in several core markets across the United States.

HFF is marketing the offering on behalf of KBS Legacy Partners Apartment REIT, Inc., a public, non-traded real estate investment trust (REIT) sponsored by KBS Capital Advisors LLC (the REIT's advisor) and affiliates of Legacy Partners Residential Realty LLC. The portfolio is being offered on a free and clear basis and may be purchased in its entirety, as a subset of pooled assets or individually.

The portfolio totals more than three million rentable square feet and encompasses garden-style and mid-rise communities with an overall occupancy rate of approximately 95 percent as of March 31, 2016. More than half of the assets were constructed between 2002 and 2010 and all have been institutionally maintained and operated since completion. The properties in the portfolio are: Watertower Apartments in Eden Prairie, Minnesota; Poplar Creek in Schaumburg, Illinois; Legacy at Martin’s Point in Lombard, Illinois; Lofts at the Highlands in St. Louis, Missouri; Legacy at Valley Ranch in Irving, Texas; Crystal Park at Waterford in Frederick, Maryland; The Residence at Waterstone in Pikesville, Maryland; Legacy Grand at Concord in Concord, North Carolina; Wesley Village in Charlotte, North Carolina; Legacy Crescent Park in Greer, South Carolina; and Millennium Apartment Homes in Greenville, South Carolina.

The HFF investment sales team representing the seller is led by executive managing director Matthew Lawton along with local HFF teams in the respective markets.

“This well-balanced, geographically diverse portfolio presents investors with a unique opportunity to not only acquire institutional high-quality assets in key markets, but, if purchased in its entirety, also presents the opportunity to acquire the REIT vehicle itself in its entirety providing additional flexibility to the potential buyer’s investment platform,” said Lawton.

About KBS
KBS Capital Advisors is an affiliate of KBS Realty Advisors, a private equity real estate company and SEC-registered investment adviser founded in 1992. Since their inception, KBS-affiliated companies have completed transactional activity of more than $31.9 billion via 14 separate accounts, six commingled funds, five sovereign wealth funds and seven non-traded REITs. For information, visit www.kbs.com.

HFF named to market for sale
11-property multi-housing portfolio in core U.S. markets

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About Legacy Partners
Legacy Partners is a privately held real estate firm that owns, develops and manages multifamily communities throughout the United States. Since its inception, the firm has been driven by integrity, dedication and a passion for perfection while returning exceptional results. Since 1968, it has developed more than 60,000 apartment homes and worked with some of the world’s largest financial institutions, life insurance companies and real estate companies.

In addition to development, Legacy Partners provides management services for its portfolio, as well as other owners. Combined, the firm manages a portfolio of more than 60 multifamily communities with more than 14,000 apartment homes, with a gross value in excess of $2 billion. For more information, visit legacypartners.com.

About HFF
HFF and HFFS (HFF Securities L.P.) are owned by HFF, Inc. (NYSE: HF). HFF operates out of 23 offices nationwide and is a leading provider of commercial real estate and capital markets services to the U.S. commercial real estate industry. HFF together with its affiliate HFFS offer clients a fully integrated national capital markets platform including debt placement, investment sales, equity placement, advisory services, loan sales and commercial loan servicing. For more information please visit hfflp.com or follow HFF on Twitter @HFF.

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. KBS Legacy Partners Apartment REIT, Inc. (the "Company") and HFF intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and HFF, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as may, will, seeks, anticipates, believes, estimates, expects, plans, intends, should or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Neither HFF nor the Company undertakes any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. Neither HFF nor the Company makes any representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of the Company’s management and HFF. The Company is not obligated to enter into any particular transaction or any transaction at all. Further, although the Company and HFF have begun the process of marketing the Company’s portfolio for sale, there is no assurance that this process will result in stockholder liquidity, or provide a return to stockholders that equals or exceeds the Company’s estimated value per share. Forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; HFF’s ability to dispose of all or some of the Company’s portfolio; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.
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HFF named to market for sale
11-property multi-housing portfolio in core U.S. markets

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CONTACTS:
MATTHEW LAWTON
HFF Executive Managing Director &
Managing Broker
(312) 528-3650
mlawton@hfflp.com

OLIVIA HENNESSEY
HFF PR Coordinator, Marketing
(713) 852-3500
ohennessey@hfflp.com